                                                            Exhibit 3.3



For Ministry Use Only                     Ontario Corporation Number          1.

l'usage exclusif du ministSre            Numero de la societe en Ontario




                                    Form 4
                                   Business
                                 Corporations
                                      Act


                                   Formule 4
                                  Loi sur les
                                 societes par
                                    actions

                            ARTICLES OF AMALGAMATION
                                STATUTS DE FUSION

1. The name of the amalgamated          Denomination sociale de la societe
   corporation is:                      issue de la fusion:


CURTIS INTERNATIONAL LTD.


2. The address of the registered        Adresse du siege social:
   office is:



5140 Yonge Street, Suite 1540

    (Street & Number or R.R. Number & if Multi-Office Building give Room No.) (Rue et numero, ou numero de la R.R. et, s'il s'agit d'un edifice a bureaux, numero du bureau)


Toronto, Ontario, Canada                                    M2N 6L7

   (Name of Municipality or Post Office)                 (Postal Code)
(Nom de la municipalit, ou du bureau de poste)           (Code postal)

3. Number (or minimum and maximum      Nombre (ou nombres minimal et maximal)
   number) of directors is:            d'administrateurs:

       Minimum: 1, Maximum: 10


     4. The director(s) is/are:                Administrateur(s):       Resident
                                                                        Canadian
                                                                        State
    First name, initials and         Residence address, giving          Yes
    surname Prenom, initiales        Street & No. or R.R. No.,          or
    et nom de famille                municipality and postal            No
                                     code. Adresse                      Resident
                                     personnelle, y compris la          canadien
                                     rue et le numero, le               Oui/Non
                                     num,ro de la R.R., le nom
                                     de la municipalite et le
                                     code postal

--------------------------------------------------------------------------------

      Aaron Herzog                   40 Kelvin Avenue,                   Yes
                                     Outermount, Quebec
                                     H2V 1T3


     Jacob Herzog                    91 Hillmount Avenue,                 Yes
                                     Toronto, Ontario,
                                     M6B 1X5


                                                                              2.
5.       A) The amalgamation agreement    A)   Les actionnaires de chaque
         has been duly adopted by the          societe qui fusionne ont dument
         shareholders of each of the           adopte la convention de fusion
         amalgamating corporations as          conformement au paragraphe 176
         required by subsection 176 (4)        (4) de la Loi sur les societes
         of the Business Corporations          par actions a la date
         Act on the date set out below.        mentionnee ci-dessous.




                                   Check     Cocher
                                   A or B    A ou B

B)       The amalgamation has been        B)   Les administrateurs de chaque
         approved by the directors of          societe qui fusionne ont
         each amalgamating corporation         approuve la fusion par voie de
         by a resolution as required by        resolution conformement a
         section 177 of the Business           l'article 177 de la Loi sur les
         Corporations Act on the date          societes par actions a la
         set out below. The articles of        date mentionnee ci-dessous. Les
         amalgamation in substance             statuts de fusion reprennent
         contain the provisions of the         essentiellement les
         articles of incorporation of          dispositions des statuts
                                               constitutifs de


-------------------------------------------------------------------------------

         and are more particularly set         et sont enonces textuellement
         out in these articles.                aux presents statuts.




   Names of amalgamating         Ontario Corporation Number        Date of Adoption/Approval
   corporations Denomination     Numero de la societe en Ontario   Date d'adoption ou d'approbation
   sociale des societes qui
   fusionnent

---------------------------------------------------------------------------------------------------

   CURTIS                             1277601                May 29, 1998
   INTERNATIONAL LTD.



    WORLDWIDE                         551117                 May 29, 1998
    HOLDINGS LIMITED


                                                                              3.

6.       Restrictions, if any, on            Limites, s'il y a lieu,
         business the corporation may        imposees aux activites
         carry on or on powers the           commerciales ou aux pouvoirs de
         corporation may exercise.           la societe.


              None







7.       The classes and any maximum        Categories et nombre maximal,
         number of shares that the          s'il y a lieu, d'actions que la
         corporation is authorized to       societe est autorisee a
         issue:                             emettre:


         Class of Shares                      Maximum Number
         ---------------                      --------------

         Common Shares                        15,000,000

         Preferred Shares                     1,000,000

                                                                              4.

8.       Rights, privileges,                   Droits, privileges,
         restrictions and conditions (if       restrictions et conditions,
         any) attaching to each class of       s'il y a lieu, rattaches a
         shares and directors authority        chaque categorie d'actions et
         with respect to any class of          pouvoirs des administrateurs
         shares which is to be issued in       relatifs a chaque categorie
         series:                               d'actions qui peut etre emise
                                               en serie:

          (1) Preferred Shares may at any time or from time to time be approved for issuance and be issued by the directors in one or more series. Prior to the issue of the shares of any such series, the directors shall, subject to the limitations set out below, fix the number of shares in, and determine the designation, rights, privileges, restrictions and conditions attaching to the shares of such series including, without limitation:

                  (a) the rate, amount or method of calculation of dividends, if any, and whether the same are subject to adjustments;

                  (b) whether such dividends are cumulative, partly cumulative or non-cumulative;

                  (c) the dates, manner and currency of payments of dividends and the dates from which dividends accrue or become payable;

                  (d) if redeemable, retractable or purchasable, the redemption, retraction, or purchase prices and the terms and conditions of redemption, retraction or purchase, with or without provision for sinking or similar funds.

                  (e)      any conversion, exchange or reclassification rights;
                           and

                  (f) any other rights, privileges, restrictions and conditions not consistent with these provisions;

               the whole being subject to the receipt by the Director under the Business Corporations Act (Ontario), or any successor legislation thereto (the "Act"), of articles of amendment designating and fixing the number of Preferred Shares in such series and setting forth the rights, privileges, restrictions and conditions attaching to such series of Preferred Shares and the issue by the Director of a certificate of amendment with respect to the articles of amendment so filed.

          (2) The Preferred Shares of each series shall with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, rank and be entitled to a preference over the Common Shares and the shares of any other class ranking junior to the Preferred Shares.

          (3) Except as provided in the Act or otherwise at law, the holders of Preferred Shares shall not be entitled as such to receive notice of, or to attend or vote at, any meeting of the shareholders of the Corporation.

          (4) The holders of shares of a class or of a series of the Corporation are not entitled to vote separately as a class or series and are not entitled to dissent, upon a proposal to amend the Articles to:

                  (a) increase or decrease any maximum number of authorized shares of such class or series, or increase any maximum number of authorized shares of a class or series having rights or privileges equal or superior to the shares of such class or series;

                  (b) effect an exchange, reclassification or cancellation of the shares of such class or series; or

                  (c) subject to the exceptions contained in the Act, create a new class or series of shares equal or superior to the shares of such class or series.

          (5) The holders of Preferred Shares shall not, as such, have any pre-emptive right to subscribe for, purchase or receive any part of any issue of securities of the Corporation now or hereafter authorized.

                                                                              5.

9.   The issue, transfer or ownership of     L'emission, le transfert ou la
     shares is/is not restricted and the     propriete d'actions est/n'est pas
     restrictions (if any) are as            restreint. Les restrictions, s'il y
     follows:                                a lieu, sont les suivantes:

                            N O N E



10.  Other provisions, if any, are:          Autres dispositions, s'il y a lieu:


 (a) The Corporation may purchase any of its issued shares and warrants.






11.  The statements required by              Les declarations exigees aux termes
     subsection 178(2) of the Business       du paragraphe 178(2) de la Loi sur
     Corporations Act are attached as        les societes par actions
     Schedule "A".                           constituent l'annexe "A".





12.  A copy of the amalgamation              Une copie de la convention de
     agreement or directors resolutions      fusion ou les resolutions des
     (as the case may be) is/are             administrateurs (selon le cas)
     attached as Schedule "B".               constitute(nt) l'annexe "B".

                                                                              6.

     These articles are signed in           Les presents statuts sont signes en
     duplicate.                             double exemplaire.



     Names of the amalgamating              Denomination sociale des societes
     corporations and signatures and        qui fusionnent, signature et
     descriptions of office of their        fonction de leurs dirigeants
     proper officers.                       regulierement designes.



      CURTIS INTERNATIONAL LTD.



      Per: /s/ Aaron Herzog
          -----------------------------
          Aaron Herzog - President


      WORLDWIDE HOLDINGS LIMITED


      Per: /s/ Jacob Herzog
          -----------------------------
          Jacob Herzog - President

                                  SCHEDULE "A"
                                  ------------

              IN THE MATTER OF THE BUSINESS CORPORATIONS ACT, 1990

                  AND IN THE MATTER OF PROPOSED AMALGAMATION OF

            CURTIS INTERNATIONAL LTD. AND WORLDWIDE HOLDINGS LIMITED


               I, Aaron Herzog, hereby make the following statement in support of the above-mentioned amalgamation pursuant to subsection 178(2) of the Business Corporations Act, 1990 (the "Act"):

               1. I am the President of Curtis International Ltd. and as such have personal knowledge of the following matters;

               2. There are reasonable grounds for believing that Curtis International Ltd. is and the amalgamated corporation resulting from the amalgamation of Curtis International Ltd. and Worldwide Holdings Limited will be able to pay their respective liabilities as they become due and that the realizable value of the said amalgamated corporation's assets will not be less than the aggregate of its liabilities and stated capital of all classes;

               3. There are reasonable grounds for believing that no creditor will be prejudiced by the amalgamation;

               4. No creditors have notified Curtis International Ltd. that they object to the amalgamation and accordingly, clause (c) of subsection 178(2) of the Act has no application;

               5. Since Curtis International Ltd. has not received any notices pursuant to clause (c) of subsection 178(2) of the Act clause (d) of subsection 178(2) of the Act has no application in the present circumstances.

      DATED this 29th day of May, 1998.

      /s/ Aaron Herzog
      -----------------------------------
      Aaron Herzog  President

                                  SCHEDULE "A"
                                  ------------

              IN THE MATTER OF THE BUSINESS CORPORATIONS ACT, 1990

                  AND IN THE MATTER OF PROPOSED AMALGAMATION OF

            CURTIS INTERNATIONAL LTD. AND WORLDWIDE HOLDINGS LIMITED


               I, Jacob Herzog, hereby make the following statement in support of the above-mentioned amalgamation pursuant to subsection 178(2) of the Business Corporations Act, 1990 (the "Act"):

               1. I am the President of Worldwide Holdings Limited and as such have personal knowledge of the following matters;

               2. There are reasonable grounds for believing that Worldwide Holdings Limited is and the amalgamated corporation resulting from the amalgamation of Worldwide Holdings Limited and Curtis International Ltd. will be able to pay their respective liabilities as they become due and that the realizable value of the said amalgamated corporation's assets will not be less than the aggregate of its liabilities and stated capital of all classes;

               3. There are reasonable grounds for believing that no creditor will be prejudiced by the amalgamation;

               4. No creditors have notified Worldwide Holdings Limited that they object to the amalgamation and accordingly, clause (c) of subsection 178(2) of the Act has no application;

               5. Since Worldwide Holdings Limited has not received any notices pursuant to clause (c) of subsection 178(2) of the Act clause (d) of subsection 178(2) of the Act has no application in the present circumstances.

       DATED this 29th day of May, 1998.

       /s/ Jacob Herzog
       -------------------------------------
       Jacob Herzog, President

                                  SCHEDULE "B"
                                  ------------

            MEMORANDUM OF AGREEMENT made the 29th day of May , 1998.


 B E T W E E N:

                            CURTIS INTERNATIONAL LTD., a corporation amalgamated under the laws of the Province of Ontario,

                                         (hereinafter called "Curtis"),

                                         OF THE FIRST PART;

                     - and -



                          WORLDWIDE HOLDINGS LIMITED, a corporation incorporated under the laws of the Province of Ontario,

                                    (hereinafter called "Worldwide"),

                                         OF THE SECOND PART;

      WHEREAS Curtis was amalgamated under the laws of the Province of Ontario by Certificate of Amalgamation dated January 26, 1998;

      AND WHEREAS the authorized capital of Curtis consists of an unlimited number of Common Shares of which Four Million, Eight Hundred Thousand (4,800,000) Common Shares have been issued and are outstanding as fully paid and non-assessable;

      AND WHEREAS Worldwide was incorporated under the laws of the Province of Ontario by Certificate of Incorporation dated May 9, 1983;

      AND WHEREAS the authorized capital of Worldwide consists of Fifty Two Thousand, Five Hundred (52,500) Class A Special Shares, Eight Hundred and Fifty Thousand (850,000) Class B Special Shares, Fifty Thousand (50,000) Class C Special Shares and Forty Seven Thousand, Five Hundred (47,500) Common Shares of which Sixteen (16) Common Shares have been issued and are outstanding as fully paid and non-assessable;

      AND WHEREAS each party has made full and complete disclosure to the other party hereto of its known assets and liabilities;

      AND WHEREAS under the authority conferred by the Business Corporations Act, 1990, the parties hereto desire and have agreed to amalgamate upon the terms and conditions hereinafter set forth:

      NOW THEREFORE THIS AGREEMENT WITNESSETH as follows:

1. In this agreement the term "Amalgamated Corporation" shall mean the corporation continuing from the amalgamation of Curtis and Worldwide.

2. Curtis and Worldwide do hereby agree to amalgamate under the provisions of The Business Corporations Act and to continue as one corporation upon the terms and conditions hereinafter set out.

3. The name of the Amalgamated Corporation shall be CURTIS INTERNATIONAL LTD.

4. There are no restrictions on the business the Amalgamated Corporation may carry on or on the powers the Amalgamated Corporation may exercise.

5. The registered office of the Amalgamated Corporation shall be located at 5140 Yonge Street, Suite 1540, Toronto, Ontario M2N 6L7, in the Municipality of Metropolitan Toronto.

6. The authorized capital of the Amalgamated Corporation shall consist of Fifteen Million (15,000,000) Common Shares and One Million (1,000,000) Preferred Shares;

7. The Preferred Shares shall have the following preferences, rights, conditions, restrictions, limitations and prohibitions (any reference to Corporation herein meaning the Amalgamated Corporation):

     (1) Preferred Shares may at any time or from time to time be approved for issuance and be issued by the directors in one or more series. Prior to the issue of the shares of any such series, the directors shall, subject to the limitations set out below, fix the number of shares in, and determine the designation, rights, privileges, restrictions and conditions attaching to the shares of such series including, without limitation:

          (a) the rate, amount or method of calculation of dividends, if any, and whether the same are subject to adjustments;

          (b) whether such dividends are cumulative, partly cumulative or non-cumulative;

          (c) the dates, manner and currency of payments of dividends and the dates from which dividends accrue or become payable;

          (d) if redeemable, retractable or purchasable, the redemption, retraction, or purchase prices and the terms and conditions of redemption, retraction or purchase, with or without provision for sinking or similar funds.

          (e)  any conversion, exchange or reclassification rights; and

          (f) any other rights, privileges, restrictions and conditions not consistent with these provisions; the whole being subject to the receipt by the Director under the Business Corporations

Act (Ontario), or any successor legislation thereto (the "Act"), of articles of amendment designating and fixing the number of Preferred Shares in such series and setting forth the rights, privileges, restrictions and conditions attaching to such series of Preferred Shares and the issue by the Director of a certificate of amendment with respect to the articles of amendment so filed.

     (2) The Preferred Shares of each series shall with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, rank and be entitled to a preference over the Common Shares and the shares of any other class ranking junior to the Preferred Shares.

     (3) Except as provided in the Act or otherwise at law, the holders of Preferred Shares shall not be entitled as such to receive notice of, or to attend or vote at, any meeting of the shareholders of the Corporation.

     (4) The holders of shares of a class or of a series of the Corporation are not entitled to vote separately as a class or series and are not entitled to dissent, upon a proposal to amend the Articles to:

          (a) increase or decrease any maximum number of authorized shares of such class or series, or increase any maximum number of authorized shares of a class or series having rights or privileges equal or superior to the shares of such class or series;

          (b) effect an exchange, reclassification or cancellation of the shares of such class or series; or

          (c) subject to the exceptions contained in the Act, create a new class or series of shares equal or superior to the shares of such class or series.

          (5) The holders of Preferred Shares shall not, as such, have any pre-emptive right to subscribe for, purchase or receive any part of any issue of securities of the Corporation now or hereafter authorized.

8. There shall be no restrictions on the transfer of shares in the Amalgamated Corporation.

9. Special provisions governing the Amalgamated Corporation shall be as follows:

          (a) The Amalgamated Corporation may purchase any of its issued shares and warrants.

10. The issued and outstanding shares of the parties hereto, on and from the date of the Certificate of Amalgamation shall be converted into shares of the Amalgamated Corporation as follows:

          (a) The issued Two Million, Three Hundred and Eight Thousand Eight Hundred (2,308,800) Common Shares held by Worldwide in Curtis shall be cancelled without any repayment of capital in respect thereof.

          (b) The remaining issued Two Million, Four Hundred and Ninety One Thousand, Two Hundred (2,491,200) Common Shares held in Curtis shall be converted , on the basis of .833333 of a share of the Amalgamated Corporation for each share of Curtis, into Two Million, Seventy Six Thousand (2,076,000) Common Shares of the Amalgamated Corporation.

          (c) The issued Sixteen (16) Common Shares held in Worldwide shall be converted, on the basis of One Hundred and Twenty Thousand, Two Hundred and Fifty (120,250) Common Shares of the Amalgamated Corporation for each share of Worldwide, into One Million, Nine Hundred and Twenty Four Thousand (1,924,000) Common Shares of the Amalgamated Corporation.

11. After the filing of Articles of Amalgamation and the issue of the Certificate of Amalgamation confirming this agreement the shareholders of the parties hereto, when requested by the Amalgamated Corporation to do so, shall surrender the certificates representing the shares held by them respectively for cancellation and in return shall, except where shares represented by the certificates so surrendered have been cancelled be entitled to receive certificates for shares of the Amalgamated Corporation on the basis set out in paragraph 10 hereof.

12.  The minimum number of directors of the Amalgamated Corporation shall be One
(1) and the maximum number of directors of the Amalgamated Corporation shall be ten (10). The name, address and resident Canadian status of the first directors of the Amalgamated Corporation are as follows:

Name                Residence Address                     Resident Canadian
----                -----------------                     -----------------
Aaron Herzog             40 Kelvin Avenue,                  Yes
                         Outermount, Quebec
                         H2V 1T3

Jacob Herzog             91 Hillmount Avenue,                Yes
                         Toronto, Ontario
                         M6B 1X5



     The said first directors shall hold office until the first annual meeting of the shareholders of the Amalgamated Corporation or until their successors are elected or appointed in accordance with the provisions of The Business Corporations Act, 1990. No such first director shall be permitted to resign unless at the time the resignation is to become effective a successor is elected or appointed.

13. The by-laws of the Amalgamated Corporation shall be in the same form as those of Curtis.

14. Each of the parties hereto shall contribute to the Amalgamated Corporation all its assets, subject to its liabilities, as such exist, immediately before the date of the certificate of amalgamation.

15. The Amalgamated Corporation shall possess all the property, rights, privileges and franchises and shall be subject to all the liabilities, contracts, disabilities and debts of each of the parties hereto as such exist immediately before the date of the certificate of amalgamation.

     IN WITNESS WHEREOF this agreement has been executed by the parties hereto under their respective corporate seals.

                                   Curtis International Ltd.
                                   Per:


                                   /s/ Aaron Herzog
                                   ---------------------------------
                                   A.S.O.

                                   Worldwide Holdings Limited
                                   Per:

                                   /s/ Jacob Herzog
                                   ----------------------------------
                                   A.S.O.

                              DATED THIS 29TH DAY OF MAY, 1998.
                              -------------------------------------------
                              -------------------------------------------

                              B E T W E E N:


                              CURTIS INTERNATIONAL LTD.


                              A N D


                              WORLDWIDE HOLDINGS LIMITED




                              -------------------------------------------
                              -------------------------------------------

                                       AMALGAMATION AGREEMENT

                              -------------------------------------------
                              -------------------------------------------


                              GRUBNER, KRAUSS
                              BARRISTERS AND SOLICITORS
                              5140 YONGE STREET, SUITE 1540,
                              TORONTO, ONTARIO
                              M2N 6L7